OCTQX: TGEN SECOND QUARTER 2020 Earnings Call August 13, 2020

Participants Benjamin Locke Chief Executive Officer President & Chief Operating Robert Panora Officer Jack Whiting General Counsel & Secretary 2

Safe Harbor Statement This presentation and accompanying documents contain “forward-looking statements” which may describe strategies, goals, outlooks or other non- historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth. In addition to GAAP financial measures, this presentation includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. 3

Earnings Call Agenda Agenda: Tecogen Overview Q2 2020 Results Earnings Takeaways • Product sales increase 37% YoY • Reduced OpEx 9.4% YoY • Cash inflow from operations of $2.7 million vs. cash outflow of $2.1 million YoY • Cash and equivalents balance 6/30/20 of $2.86 million vs. $878 thousand 12/31/19 Q&A 4

Tecogen Overview Clean and Efficient Energy Systems Leader in Distributed Generation Technology • Unmatched efficiency of air-conditioning and cooling systems • Ultera technology ensures emissions compliance in most stringent US districts • Enable black-start and off-grid power generation • Ranked 3rd in quantity of microgrids deployed in US Positioned For Low Carbon Future • High efficiency enables significant carbon reductions compared to heating and cooling systems dependent on grid Proprietary Ultera Emissions Technology • Demonstrated success across range of engine brands and sizes • Considering options to expand commercialization 5

2nd Quarter 2020 Results YoY $ in thousands 2Q'20 2Q'19 % Chg Change Revenue = $7.44 million Revenue • Compared to $7.87 million in 2Q’19, 5.5% decrease Products $ 3,343 $ 2,445 $ 897 Service 3,816 4,844 (1,028) • Product revenue up 37% Energy Production 276 578 (302) Total Revenue 7,435 7,867 (432) -5% • Service down 21% due to decreased installation Gross Profit activity Products 1,305 899 406 Service 1,531 2,313 (783) • Energy production down 52% due to facility closures Energy Production 70 214 (143) Total Gross Profit 2,906 3,426 (520) -15% Gross Margin: % Gross Margin = 39% Products 39% 37% 2% Service 40% 48% -8% Op Ex = $3.4 mm Energy Production 25% 37% -11% Total Gross Margin 39% 44% -4% • Reduced OpEx by 9% vs. 2Q’19 Operating Expenses General & administrative 2,637 2,683 (46) Selling 602 705 (102) Net loss of $654 thousand Research and development 166 373 (207) Total operating expenses 3,406 3,760 -355 -9% • Compared to $357 thousand loss in 2Q ’19 Net income (loss) $ (654) $ (357) $ (297) -83.2% Adjusted EBITDA (see $ (363) $ (205) $ (158) -77.0% Adjusted EBITDA = negative $363K reconciliation) *Adjusted EBITDA is defined as net income (loss) attributable to Tecogen Inc, adjusted for • Compared to negative $205K 2Q ’19 interest, depreciation and amortization, stock-based compensation expense, unrealized loss on investment securities, non-cash abandonment of intangible assets and goodwill impairment. 6

Adjusted EBITDA Reconciliation Reconciliation of Q2 2020 and 2019 Net loss to Adjusted EBITDA EBITDA: Earnings Before Interest, Taxes, Depreciation & Amortization EBITDA Non-cash adjustments • Stock based compensation • Unrealized loss on investment securities • Non-cash abandonment of intangible assets • Goodwill impairment Despite negative adjusted EBITDA, positive cash flows in the quarter • Generated $2.66 million cash from operations • Cash and cash equivalents balance of $2.86 million at the end of the quarter 7

2Q ’20 Performance by Segment Product Sales Remain Strong Service Contracts/Parts Energy Production Led by Cogeneration Expected to Recover Q3 Revenue Slowed by COVID Product revenue increased 37% YoY Q2 Revenue ($k) 2020 2019 % YoY % Tot. Rev Cogeneration $ 3,108 $ 1,414 120% 42% • Driven by cogeneration sales Chiller 235 1,032 -77% 3% • Reduced chiller sales mainly timing Total Product Revenue 3,343 2,445 37% 45% • Product backlog remains strong Q2 Revenue ($k) 2020 2019 % YoY % Tot. Rev Service revenue declined 21% YoY Service Contracts and Parts 2,455 2,553 -4% 33% • Service contracts/parts down 4% YoY Installation Services 1,361 2,291 -41% 18% Total Service Revenue 3,816 4,844 -21% 51% • Installation services down 41% YoY Q2 Revenue ($k) 2020 2019 % YoY % Tot. Rev Energy Production declined 52% YoY Energy Production 276 578 -52% 4% • COVID-19 setbacks and facility closures Q2 Gross Margin 2020 2019 Target Gross Margins on target at 39% Overall 39% 44% 35-40% 8

2Q '20 Earnings Takeaways

- Core Business Segments Performed Well Despite COVID Challenges
  - Product sales up YoY, Quarter over Quarter
  - Service contracts/parts revenue down only 4% despite COVID closures
  - Installations resuming as COVID restrictions dissipate
  - Energy production revenues slower to rebound
- Strong Cash Position
  - $2.66 million cash provided by operations in quarter vs. $2.10 million used by operations in 2Q'19
  - Quarter-end cash and equivalent balance of $2.86 million
- Sustainable Corporate Improvements
  - Reduced OpEx by 9% YoY, 13% Quarter over Quarter
  - Improved AR collections, payment schedules, vendor terms
  - More efficient and streamlined corporate functions
- Current Backlog = $13.1 million
  - Product backlog = $10.4 million
  - Installation backlog = $2.7 million



Sales Backlog
14.1%
Indoor Growing
39.7%
Multi-Unit
Residential
18.5%
Office Building
1.3%
Recreation
5.0%
Health Care
12.6%
Education
7.2%
Industrial &
Manufacturing

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Q&A Company Information Tecogen, Inc 45 First Ave Waltham, MA 02451 www.Tecogen.com Contact information Benjamin Locke, CEO 781.466.6402 Benjamin.Locke@Tecogen.com 10